Exhibit 99.1

NEWS RELEASE

NETGEAR® REPORTS THIRD QUARTER 2020 RESULTS

Revenue of $378 Million - 42% Growth Year over Year

Record Quarterly Earnings Per Share

Expects Strong Demand Trend to Continue into 2021

SAN JOSE, California – October 21, 2020 - NETGEAR, Inc. (NASDAQ: NTGR), a global networking company that delivers innovative networking and Internet connected products to consumers and businesses, today reported financial results for the third quarter ended September 27, 2020.

•	Third quarter 2020 net revenue of $378.1 million, an increase of 42.2% from the comparable prior year quarter.
•	Third quarter 2020 GAAP operating income of $32.2 million, or 8.5% of net revenue, as compared to operating income of $12.1 million, or 4.5% of net revenue, in the comparable prior year quarter.
◦	Third quarter 2020 non-GAAP operating income of $41.4 million, or 10.9% of net revenue, as compared to $20.8 million, or 7.8% of net revenue in the comparable prior year quarter.
•	Third quarter 2020 GAAP net income per diluted share of $0.83, as compared to $0.39 in the comparable prior year quarter.
◦	Third quarter 2020 non-GAAP net income per diluted share of $1.13, as compared to $0.65 in the comparable prior year quarter.

The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR, commented, “The robust demand for WiFi that reliably covers the entire household continued in Q3 and signs point to this trend continuing well into next year.  We entered the quarter sharply focused on delivering to this demand and our team worked tightly with our supply chain and retail partners to produce outstanding results. In Q3 we grew revenue 42% year over year to $378 million.  With the elevated revenue level unlocking leverage in the business, the result was record earnings per share. As the pandemic persists, it is clear that families are adapting their lives to accommodate the need to pursue more of their daily activities virtually from home. This “more from home” transition is stretching well beyond work and school to include movie premieres, doctor visits, grocery shopping, fitness classes and visiting loved ones, and they now all require a whole home, fast and reliable WiFi connection. As the innovation and technology leader, NETGEAR is uniquely suited to help families seamlessly adjust to this new environment.”

Mr. Lo continued, “This trend naturally buoys the CHP side of the business, where our growth is strong across wireless routers and mesh systems and mobile hot spots. We continued to adapt our SMB offerings in Q3 to drive more sophisticated home office setups, including low port count switches and commercial grade WiFi, generating 23% sequential growth. In Q3 we added seventy six thousand subscribers for a total of three hundred and sixty nine thousand, and have already exceeded our full year goal of doubling our subscribers from the end of last year. We are poised to continue this momentum.”

Bryan Murray, Chief Financial Officer of NETGEAR, added, “We had another quarter of strong cash flow, generating $42.9 million in cash from operations in the third quarter. Preserving strong liquidity and generating cash are paramount during these uncertain times, and we are confident in our ability to do so in the near term. Although the full economic impact and duration of the current pandemic remain unclear, we believe we remain well positioned to serve the demand trends we are currently seeing in the marketplace.”

Business Outlook

Mr. Murray continued, “We expect continued strength in our end market demand for home networks. With that said, new cases of COVID-19 have reaccelerated across many countries and there is still considerable uncertainty around the effects on many of our major markets. This makes our business difficult to forecast, and heightens the risk of supply chain disruption. Given this, we feel it is prudent to continue to suspend our practice of giving guidance for the fourth quarter of 2020.”

Investor Conference Call / Webcast Details

NETGEAR will review the third quarter results and discuss management's expectations for the fourth quarter of 2020 today, Wednesday, October 21, 2020 at 5 p.m. ET (2 p.m. PT). The toll free dial-in number for the live audio call is (844) 709-2008. The international dial-in number for the live audio call is (647) 253-8663. The conference ID for the call is 5065579. A live webcast of the conference call will be available on NETGEAR's Investor Relations website at http://investor.netgear.com. A replay of the call will be available via the web at http://investor.netgear.com.

About NETGEAR, Inc.

NETGEAR (NASDAQ: NTGR) has pioneered advanced networking technologies for homes, businesses, and service providers around the world since 1996 and leads the industry with a broad range of award-winning products designed to simplify and improve people’s lives. By enabling people to collaborate and connect to a world of information and entertainment, NETGEAR is dedicated to delivering innovative and advanced connected solutions ranging from mobile and cloud-based services for enhanced control and security, to smart networking products, video over Ethernet for Pro AV applications, easy-to-use WiFi solutions and performance gaming routers to enhance online game play. NETGEAR products are sold in approximately 24,000 retail locations around the globe, and through approximately 21,000 value-added resellers, as well as multiple major cable, mobile and wireline service providers around the world. The company's headquarters are in San Jose, Calif., with additional offices in approximately 20 countries. More information is available at http://investor.netgear.com or by calling (408) 907-8000. Connect with NETGEAR at http://twitter.com/NETGEAR and http://www.facebook.com/NETGEAR.

© 2020 NETGEAR, Inc. NETGEAR and the NETGEAR logo are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders.  The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

NETGEAR Investor Relations

Erik Bylin

investors@netgear.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: NETGEAR’s future operating performance and financial condition, including expectations regarding continued profitability and cash generation; expectations regarding continuing market demand for the Company’s products and the Company’s ability to respond to this demand; the timing, distribution, sales momentum and market acceptance of recent and anticipated new product introductions that position the Company for growth and market share gain; and expectations regarding NETGEAR's paid subscriber base growth. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: uncertainty surrounding the duration and impact of the global COVID-19 pandemic; future demand for the Company's products may be lower than anticipated; the Company may be unsuccessful, or experience delays, in manufacturing and distributing its new and existing products; consumers may choose not to adopt the Company's new product offerings or adopt competing products; the Company may be unable to continue to grow its number of registered users, its number of registered app users and/or its paid subscriber base; product performance may be adversely affected by real world operating conditions; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may fail to successfully continue to effect operating expense savings; changes in the level of NETGEAR's cash resources and the Company's planned usage of such resources, including potential repurchases of the Company’s common stock; changes in the Company's stock price and developments in the business that could increase the Company's cash needs; fluctuations in foreign exchange rates; and the actions and financial health of the Company's customers, including the Company’s ability to collect receivables as they become due. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part II - Item 1A. Risk Factors” in the Company's quarterly report on Form 10-Q for the fiscal quarter ended June 28, 2020, filed with the Securities and Exchange Commission on July 31, 2020. Given these circumstances, you should not place undue reliance on these forward-looking statements. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Information:

To supplement our unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP other operating expenses, net, non-GAAP total operating expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP other income (expense), net, non-GAAP net income and non-GAAP net income per diluted share. These supplemental measures exclude adjustments for amortization of intangibles, stock-based compensation expense, separation expense, change in fair value of contingent consideration, restructuring and other charges, litigation reserves, net, gain/loss on investments, net, and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by offering:

•	the ability to make more meaningful period-to-period comparisons of our on-going operating results;
•	the ability to better identify trends in our underlying business and perform related trend analyses;

•	a better understanding of how management plans and measures our underlying business; and
•	an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Amortization of intangibles consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options, restricted stock units and shares under the employee stock purchase plan granted to employees. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Other items consist of certain items that are the result of either unique or unplanned events, including, when applicable: separation expense, change in fair value of contingent consideration, restructuring and other charges, litigation reserves, net, and gain/loss on investments, net. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Tax effects consist of the various above adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income. We also believe providing financial information with and without the income tax effects relating to our non-GAAP financial measures provides our management and users of the financial statements with better clarity regarding the on-going performance of our business.

Source: NETGEAR-F

-Financial Tables Attached-

NETGEAR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	As of
	September 27, 2020	December 31, 2019

ASSETS
Current assets:
Cash and cash equivalents	$300,492	$190,208
Short-term investments	6,326	5,499
Accounts receivable, net	340,004	277,168
Inventories	144,302	235,489
Prepaid expenses and other current assets	31,588	35,745
Total current assets	822,712	744,109
Property and equipment, net	15,313	17,683
Operating lease right-of-use assets, net	31,181	28,917
Intangibles, net	5,390	10,104
Goodwill	80,721	80,721
Other non-current assets	72,954	74,279
Total assets	$1,028,271	$955,813

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$87,747	$80,531
Accrued employee compensation	29,772	20,024
Other accrued liabilities	196,297	189,547
Deferred revenue	10,883	6,450
Income taxes payable	1,299	1,839
Total current liabilities	325,998	298,391
Non-current income taxes payable	18,290	15,307
Non-current operating lease liabilities	27,395	25,434
Other non-current liabilities	10,321	7,988
Total liabilities	382,004	347,120
Stockholders’ equity:
Common stock	30	30
Additional paid-in capital	868,985	831,365
Accumulated other comprehensive income (loss)	(112)	21
Accumulated deficit	(222,636)	(222,723)
Total stockholders’ equity	646,267	608,693
Total liabilities and stockholders’ equity	$1,028,271	$955,813

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share and percentage data)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 27, 2020	June 28, 2020	September 29, 2019	September 27, 2020	September 29, 2019

Net revenue	$378,114	$280,052	$265,858	$888,129	$745,792
Cost of revenue	264,620	198,751	188,666	627,093	521,147
Gross profit	113,494	81,301	77,192	261,036	224,645
Gross margin	30.0%	29.0%	29.0%	29.4%	30.1%
Operating expenses:
Research and development	24,529	21,144	19,537	65,412	57,183
Sales and marketing	39,794	34,384	33,491	107,209	103,887
General and administrative	16,467	15,481	11,887	45,082	35,467
Other operating expenses, net	538	1,425	212	1,631	1,709
Total operating expenses	81,328	72,434	65,127	219,334	198,246
Income from operations	32,166	8,867	12,065	41,702	26,399
Operating margin	8.5%	3.2%	4.5%	4.7%	3.5%
Interest income	98	49	639	409	2,122
Other income (expense), net	(515)	314	(403)	(4,787)	425
Income before income taxes	31,749	9,230	12,301	37,324	28,946
Provision (benefit) for income taxes	6,214	3,247	(228)	9,979	2,735
Net income	$25,535	$5,983	$12,529	$27,345	$26,211

Net income per share:
Basic	$0.85	$0.20	$0.41	$0.92	$0.84
Diluted	$0.83	$0.20	$0.39	$0.90	$0.81

Weighted average shares used to compute net income per share:
Basic	30,037	29,617	30,933	29,746	31,221
Diluted	30,741	30,070	31,819	30,341	32,327

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except percentage data)

(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three Months Ended			Nine Months Ended
	September 27, 2020	June 28, 2020	September 29, 2019	September 27, 2020	September 29, 2019

GAAP gross profit	$113,494	$81,301	$77,192	$261,036	$224,645
GAAP gross margin	30.0%	29.0%	29.0%	29.4%	30.1%
Amortization of intangibles	179	179	179	536	536
Stock-based compensation expense	923	1,501	706	3,129	2,129
Non-GAAP gross profit	$114,596	$82,981	$78,077	$264,701	$227,310
Non-GAAP gross margin	30.3%	29.6%	29.4%	29.8%	30.5%

GAAP research and development	$24,529	$21,144	$19,537	$65,412	$57,183
Stock-based compensation expense	(1,138)	(1,707)	(1,496)	(3,879)	(3,976)
Non-GAAP research and development	$23,391	$19,437	$18,041	$61,533	$53,207

GAAP sales and marketing	$39,794	$34,384	$33,491	$107,209	$103,887
Amortization of intangibles	(1,291)	(1,340)	(1,341)	(3,972)	(4,676)
Stock-based compensation expense	(1,927)	(1,890)	(2,097)	(5,596)	(6,223)
Non-GAAP sales and marketing	$36,576	$31,154	$30,053	$97,641	$92,988

GAAP general and administrative	$16,467	$15,481	$11,887	$45,082	$35,467
Stock-based compensation expense	(3,230)	(4,074)	(2,687)	(10,122)	(7,855)
Non-GAAP general and administrative	$13,237	$11,407	$9,200	$34,960	$27,612

GAAP other operating expenses, net	$538	$1,425	$212	$1,631	$1,709
Separation expense	—	—	—	—	(264)
Change in fair value of contingent consideration	(187)	(311)	(199)	(276)	(199)
Restructuring and other charges	(329)	(1,117)	77	(1,311)	(1,146)
Litigation reserves, net	(22)	3	(90)	(44)	(100)
Non-GAAP other operating expenses, net	$—	$—	$—	$—	$—

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except percentage data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Nine Months Ended
	September 27, 2020	June 28, 2020	September 29, 2019	September 27, 2020	September 29, 2019

GAAP total operating expenses	$81,328	$72,434	$65,127	$219,334	$198,246
Amortization of intangibles	(1,291)	(1,340)	(1,341)	(3,972)	(4,676)
Stock-based compensation expense	(6,295)	(7,671)	(6,280)	(19,597)	(18,054)
Separation expense	—	—	—	—	(264)
Change in fair value of contingent consideration	(187)	(311)	(199)	(276)	(199)
Restructuring and other charges	(329)	(1,117)	77	(1,311)	(1,146)
Litigation reserves, net	(22)	3	(90)	(44)	(100)
Non-GAAP total operating expenses	$73,204	$61,998	$57,294	$194,134	$173,807

GAAP operating income	$32,166	$8,867	$12,065	$41,702	$26,399
GAAP operating margin	8.5%	3.2%	4.5%	4.7%	3.5%
Amortization of intangibles	1,470	1,519	1,520	4,508	5,212
Stock-based compensation expense	7,218	9,172	6,986	22,726	20,183
Separation expense	—	—	—	—	264
Change in fair value of contingent consideration	187	311	199	276	199
Restructuring and other charges	329	1,117	(77)	1,311	1,146
Litigation reserves, net	22	(3)	90	44	100
Non-GAAP operating income	$41,392	$20,983	$20,783	$70,567	$53,503
Non-GAAP operating margin	10.9%	7.5%	7.8%	7.9%	7.2%

GAAP other income (expense), net	$(515)	$314	$(403)	$(4,787)	$425
Gain/loss on investments, net	842	—	223	5,372	223
Non-GAAP other income (expense), net	$327	$314	$(180)	$585	$648

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except per share data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Nine Months Ended
	September 27, 2020	June 28, 2020	September 29, 2019	September 27, 2020	September 29, 2019

GAAP net income	$25,535	$5,983	$12,529	$27,345	$26,211
Amortization of intangibles	1,470	1,519	1,520	4,508	5,212
Stock-based compensation expense	7,218	9,172	6,986	22,726	20,183
Separation expense	—	—	—	—	264
Change in fair value of contingent consideration	187	311	199	276	199
Restructuring and other charges	329	1,117	(77)	1,311	1,146
Litigation reserves, net	22	(3)	90	44	100
Gain/loss on investments, net	842	—	223	5,372	223
Tax effects of above non-GAAP adjustments	(912)	(1,778)	(725)	(4,201)	(4,138)
Non-GAAP net income	$34,691	$16,321	$20,745	$57,381	$49,400

NET INCOME PER DILUTED SHARE:
GAAP net income per diluted share	$0.83	$0.20	$0.39	$0.90	$0.81
Amortization of intangibles	0.05	0.05	0.05	0.15	0.16
Stock-based compensation expense	0.23	0.31	0.22	0.75	0.62
Separation expense	—	—	—	—	0.01
Change in fair value of contingent consideration	0.01	0.01	0.01	0.01	0.00
Restructuring and other charges	0.01	0.04	(0.00)	0.04	0.04
Litigation reserves, net	0.00	(0.00)	0.00	0.00	0.00
Gain/loss on investments, net	0.03	—	0.01	0.18	0.01
Tax effects of above non-GAAP adjustments	(0.03)	(0.07)	(0.03)	(0.14)	(0.12)
Non-GAAP net income per diluted share	$1.13	$0.54	$0.65	$1.89	$1.53

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, except per share data, DSO, inventory turns, weeks of channel inventory, headcount and percentage data)

(Unaudited)

	Three Months Ended
	September 27, 2020	June 28, 2020	March 29, 2020	December 31, 2019	September 29, 2019

Cash, cash equivalents and short-term investments	$306,818	$258,552	$209,714	$195,707	$171,917
Cash, cash equivalents and short-term investments per diluted share	$9.98	$8.60	$6.98	$6.35	$5.40

Accounts receivable, net	$340,004	$277,490	$257,582	$277,168	$248,070
Days sales outstanding (DSO)	82	90	100	102	85

Inventories	$144,302	$150,585	$180,602	$235,489	$275,584
Ending inventory turns	7.3	5.3	3.6	3.1	2.7

Weeks of channel inventory:
U.S. retail channel	5.7	6.4	7.0	8.0	8.6
U.S. distribution channel	2.8	4.2	5.7	4.5	5.4
EMEA distribution channel	6.8	4.7	6.7	5.9	5.8
APAC distribution channel	10.1	11.9	8.3	9.6	7.8

Deferred revenue (current and non-current)	$13,813	$10,792	$8,963	$8,511	$7,712

Headcount	803	788	797	809	802
Non-GAAP diluted shares	30,741	30,070	30,045	30,800	31,819

NET REVENUE BY GEOGRAPHY

	Three Months Ended						Nine Months Ended
	September 27, 2020		June 28, 2020		September 29, 2019		September 27, 2020		September 29, 2019

Americas	$277,891	73%	$202,246	72%	$178,679	67%	$638,327	72%	$483,878	65%
EMEA	63,705	17%	48,359	17%	49,554	19%	154,212	17%	149,608	20%
APAC	36,518	10%	29,447	11%	37,625	14%	95,590	11%	112,306	15%
Total	$378,114	100%	$280,052	100%	$265,858	100%	$888,129	100%	$745,792	100%

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION (CONTINUED)

(In thousands)

(Unaudited)

NET REVENUE BY SEGMENT

	Three Months Ended			Nine Months Ended
	September 27, 2020	June 28, 2020	September 29, 2019	September 27, 2020	September 29, 2019

Connected Home	$316,739	$230,017	$190,672	$711,419	$527,532
SMB	61,375	50,035	75,186	176,710	218,260
Total net revenue	$378,114	$280,052	$265,858	$888,129	$745,792

SERVICE PROVIDER NET REVENUE

	Three Months Ended			Nine Months Ended
	September 27, 2020	June 28, 2020	September 29, 2019	September 27, 2020	September 29, 2019

Connected Home	$73,343	$44,152	$35,482	$144,182	$99,201
SMB	712	871	972	2,380	3,370
Total service provider net revenue	$74,055	$45,023	$36,454	$146,562	$102,571